UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 8, 2017
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

No change since last report
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Peter F. Benoist

On February 9, 2017, Peter F. Benoist provided Enterprise Financial Services Corp (“EFSC” or the “Company”) with notice of his resignation from the position of Chief Executive Officer (“CEO”) and from the Board of Directors (the “Board”), effective as of May 2, 2017. Mr. Benoist has served on the Board since 2002.

Appointment of James B. Lally

Concurrent with Mr. Benoist’s resignation on February 9, 2017, the Company announced that James B. Lally will succeed Mr. Benoist as CEO and as a member of the Board. The transition will take place at the Company's 2017 annual meeting of stockholders on May 2, 2017, as guided by the management succession and transition plan established by the Board.

Mr. Lally, age 49, joined the Company in 2003 as senior vice president and was named president of the bank’s Clayton unit in 2008. In 2011, he was appointed president of the St. Louis region and three years later assumed responsibility for commercial banking in all regions. In May 2016, Mr. Lally was named executive vice president of EFSC, with responsibility for the company’s wealth management, private banking and mortgage businesses, as well as its community development entity. Mr. Lally was named president of EFSC in August 2016. Prior to EFSC, Mr. Lally served in various commercial banking roles for US Bank and Commerce Bank in St. Louis. Mr. Lally has over 20 years of public banking experience and will bring deep knowledge of EFSC and its business and will serve as the voice of management on the Board.

As previously disclosed on the Company’s Form 8-K filed on August 10, 2016, Mr. Lally’s annual base salary is $400,000 and his target annual incentive opportunity for 2016 was 25% of his annual base salary.

Appointment to the Board of Directors

On February 8, 2017, the Board appointed Eloise E. Schmitz to the Board, effective immediately. Ms. Schmitz will serve until the Company’s 2017 annual meeting of stockholders (when she will be nominated for reelection by the stockholders of the Company). Ms. Schmitz is expected to serve on the Audit and Risk Committees.

Since 2011, Ms. Schmitz has been co-founder and principal of LoanNEX in St. Louis, a residential mortgage platform of products and services, including tools for trading loans, portfolio review, and market risk/return analytics. She has been owner and partner of Adreon Investments, an investment partnership in three independent restaurants in St. Louis and Indianapolis, since 2002. Previously, Ms. Schmitz held numerous leadership positions at Charter Communications, from 1998 through 2010, with her most recent position being Executive Vice President & Chief Financial Officer, which she held from 2008 through 2010.  The Board believes that Ms. Schmitz's experience in corporate banking and financial analyses make her a valuable member of the Board and its committees.

Additionally, on February 8, 2017, the Board appointed Nevada A. Kent, IV to the Board, effective immediately. Mr. Kent will serve until the Company’s 2017 annual meeting of stockholders (when he will be nominated for reelection by the stockholders of the Company). Mr. Kent is expected to serve on the Audit and Compensation Committees.

Since 2012, Mr. Kent has been adjunct professor of accounting at Washington University in St. Louis. Mr. Kent is also currently a member of the Board of Directors of the Greater St. Louis Council-Boy Scouts of America, the Gateway Region YMCA, and Variety, the Children's Charity.  Previously, Mr. Kent held numerous leadership positions at Pricewaterhouse Coopers, including Market Managing Partner from 2004 through 2012. The Board believes that Mr. Kent's extensive auditing experience, spanning over 35 years, as well as his involvement in supervisory roles, will bring important insight and acumen to the Board.

There are no transactions between the Company and Mr. Lally, Ms. Schmitz or Mr. Kent that would be required to be reported under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

The press release announcing James B. Lally succeeding Peter F. Benoist as CEO and his appointment as a member of the Board is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

The press release announcing the appointment of Eloise E. Schmitz and Nevada A. Kent, IV to the Board is being filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.    Description

99.1    Press Release, dated February 9, 2017, entitled “Enterprise Financial Announces CEO Succession Plan”

99.2    Press Release, dated February 8, 2017, entitled “Enterprise Financial Services Corp Names Eloise Schmitz And Nevada Kent To Board”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	February 9, 2017	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller

Exhibits Index

No.    Description

99.1    Press Release, dated February 9, 2017, entitled “Enterprise Financial Announces CEO Succession Plan”

99.2    Press Release, dated February 8, 2017, entitled “Enterprise Financial Services Corp Names Eloise Schmitz And Nevada Kent To Board”